UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
________________

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): March 26, 2025

FEDERAL AGRICULTURAL MORTGAGE CORPORATION
(Exact name of registrant as specified in its charter)

Federally chartered instrumentality of the United States	001-14951	52-1578738

(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2100 Pennsylvania Avenue, N.W., Suite 450N,		20037
Washington,	DC
(Address of Principal Executive Offices)		(Zip Code)
Registrant’s telephone number, including area code (202) 872-7700
No change
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol	Exchange on which registered
Class A voting common stock	AGM.A	New York Stock Exchange
Class C non-voting common stock	AGM	New York Stock Exchange
5.700% Non-Cumulative Preferred Stock, Series D	AGM.PRD	New York Stock Exchange
5.750% Non-Cumulative Preferred Stock, Series E	AGM.PRE	New York Stock Exchange
5.250% Non-Cumulative Preferred Stock, Series F	AGM.PRF	New York Stock Exchange
4.875% Non-Cumulative Preferred Stock, Series G	AGM.PRG	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2). Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(d) Election of Directors

Daniel L. Shaw of Edgar, Nebraska became a member of the Board of Directors (“Board”) of the Federal Agricultural Mortgage Corporation (“Farmer Mac”) on March 26, 2025. The Board appointed Mr. Shaw to fill the vacancy created by the death of former Board member Roy H. Tiarks in February 2025. Mr. Tiarks first joined Farmer Mac’s Board in May 2021 and was re-elected to the Board by the holders of Class B voting common stock in May 2024 for a term ending on the date of Farmer Mac’s next annual meeting of stockholders in May 2025. Mr. Shaw will serve the unexpired portion of Mr. Tiarks’ term. Under Farmer Mac’s statutory charter, Farmer Mac’s Board consists of fifteen members: five elected each year by the holders of Class A voting common stock, five elected each year by the holders of Class B voting common stock, and five appointed by the President of the United States with the advice and consent of the U.S. Senate. The Board has appointed Mr. Shaw to serve on the Board’s Enterprise Risk Committee, Business Development and Business Strategy Committee, and Credit Committee.

Mr. Shaw, age 69, has owned and operated Shaw Farms, LLC in Edgar, Nebraska since 1975, raising corn, soybeans, wheat, and a commercial cow-calf herd. He has also owned and managed a local grain elevator since 2006 and operated a commercial poultry breeder barn since 2017. Mr. Shaw previously served on Farmer Mac’s Board of Directors from December 2019 through May 2021. He also served on the board of directors of AgriBank Farm Credit Bank from 2014 to 2021 (including as chair of the Risk Management Committee from 2016 to 2018), and on the board of directors of Farm Credit Services of America from 2007 to 2014 (including as chair of the Compensation Committee and Risk Work Group, a member of the Business Risk Committee, and 2-year terms as both chair and vice-chair).

There are no arrangements or understandings between Mr. Shaw and any other persons pursuant to which he was selected as a director of Farmer Mac. There are also no family relationships between Mr. Shaw and any director or executive officer of Farmer Mac, and Mr. Shaw has no direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S‑K.

As a member of the Board, Mr. Shaw will receive a pro-rata portion of the equity grant awarded to other members of the Board for 2025. Mr. Shaw will also receive compensation as a director of Farmer Mac beginning on March 26, 2025 in the form of a pro-rata annual retainer payable quarterly, as described more fully in “Compensation of Directors” in Farmer Mac’s Amended and Restated Proxy Statement filed with the Securities and Exchange Commission on April 18, 2024, which section is incorporated in this report by reference.

On March 26, 2025, Farmer Mac also issued a press release to announce the appointment of Mr. Shaw as a new director of Farmer Mac. A copy of that press release is attached to this report as Exhibit 99 and is incorporated in this report by reference. All references to www.farmermac.com in Exhibit 99 are inactive textual references only, and the information contained on Farmer Mac’s website is not incorporated by reference into this report.

Item 9.01.        Financial Statements and Exhibits.

(d)    Exhibits

99	Press Release dated March 26, 2025.
104	Cover Page Inline Interactive Data File - the cover page interactive data file does not appear in the Interactive Data File because its XBRL tags are embedded within the Inline XBRL document.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

FEDERAL AGRICULTURAL MORTGAGE CORPORATION

                        By: /s/ Stephen P. Mullery
                         Name: Stephen P. Mullery
                         Title: Executive Vice President – General Counsel

Dated: March 26, 2025